26(n)(ii)
Consent of Ernst & Young Consent

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated February 6, 2015, with respect to the statutory-basis financial statements and schedules of Transamerica Premier Life Insurance Company included in the Post-Effective Amendment No. 2 to the Registration Statement (Form N-6, No. 333-199064) and related to Prospectus of Transamerica Freedom Asset Advisor.

/s/ Ernst & Young LLP

Des Moines, IA
April 26, 2016